Exhibit 99.1

Press Release Dorman (R)

DORMAN ANNOUNCES THE APPOINTMENT OF LISA BACHMANN TO ITS BOARD OF DIRECTORS

SEPTEMBER 28, 2020

COLMAR, PENNSYLVANIA – Dorman Products, Inc. (NASDAQ:DORM) today announced that Lisa Bachmann has been appointed as an independent director to the Company’s Board of Directors, effective September 25, 2020.  Ms. Bachmann’s appointment expands the Board to 8 directors, 6 of whom are independent directors.  Ms. Bachmann will be a member of the Company’s Audit, Compensation and Corporate Governance and Nominating committees.

Ms. Bachmann most recently served as Executive Vice President, Chief Merchandising and Operating Officer of Big Lots, Inc. (NYSE: BIG), a leading discount retailer, from August 2015 to September 2020. Previously, she held various roles at Big Lots, including as Executive Vice President, Chief Operating Officer, as Executive Vice President, Supply Chain Management and Chief Information Officer, and as Senior Vice President, Merchandise Planning, Allocation and Presentation. Prior to joining Big Lots, her roles included Senior Vice President of Planning and Allocation for Ames Department Stores Inc. and Vice President of Planning and Allocation for the Casual Corner Group, Inc. Ms. Bachmann currently serves as a member of the board of directors of GMS Inc. (NYSE: GMS), a leading North American specialty distributor of interior building products.

Mr. Kevin Olsen, the Company’s Chief Executive Officer, said: “We are excited to welcome Lisa to our Board of Directors.  Lisa’s extensive and broad-based business experience, including operations, supply chain, information technology, marketing and merchandising, will be of significant benefit to Dorman.  We appreciate her willingness to serve as a director and look forward to benefiting from her experience and judgment.”

About Dorman Products

Dorman gives repair professionals and vehicle owners greater freedom to fix cars and trucks by focusing on solutions first. For over 100 years, we have been one of the automotive aftermarket industry’s pioneering problem solvers, releasing tens of thousands of replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a global organization offering an always-evolving catalog of parts, covering both light duty and heavy duty vehicles, from chassis to body, from underhood to undercar, and from hardware to complex electronics. See our full offering and learn more at DormanProducts.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors (many of which are outside of our control) which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning factors that could cause actual results to differ materially from the information contained in this press release, please see Dorman’s prior press releases and filings with the U.S. Securities and Exchange Commission (“SEC”), including Dorman’s most recent annual report on Form 10-K, its Form 10-Q for the quarter ended June 27, 2020 and its other SEC filings. Dorman is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Hession, SVP and Chief Financial Officer

dhession@dormanproducts.com

(215) 997-1800

Visit Dorman’s website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website to view new and updated information.

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